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                                  EXHIBIT 99.1


                              EXPERT SOFTWARE, INC.
                1997 STOCK OPTION PLAN FOR OFFICERS AND EMPLOYEES

1.   PURPOSE:

     This 1997 Stock Option Plan for Officers and Employees (the "Plan") is intended to serve as a performance incentive for officers and employees of Expert Software, Inc., (the "Company") or its subsidiaries (as hereafter defined) to whom options are granted (the "Optionees") to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by granting of "incentive stock options ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and options that do not so qualify ("Nonqualified Options"). The term "subsidiaries" includes any corporations in which stock possessing FIFTY (50) PERCENT or more of the total combined voting power of all classes of stock is owned directly or indirectly by the Company.

2.   OPTIONS TO BE GRANTED AND ADMINISTRATION

     (a) Options granted under the Plan may be either Incentive Options or Nonqualified Options and shall be designated as such at the time of grant to the extent that any option intended to be an Incentive Option shall fail to qualify as an "incentive stock option" under the Code, such option shall be deemed to be a Nonqualified Option

     (b) The Plan shall be administered by either the entire Board of Directors or a committee of the Board of Directors of the Company (the "Committee") of not less than TWO (2) Directors of the Company appointed by the Board of Directors; provided that, to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 as amended (the "Act') or any successor provision ("Rule 16b-3"), or Section 162(m) of the Code, with respect to specific grants of options, each member of the Committee shall be a "Non-Employee Director"within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. Action by the Committee shall require the affirmative vote of a majority of all its members.

     (c) Subject to the terms and conditions of the Plan, the Committee shall have the full and complete authority in its discretion, consistent with and subject to the express provisions of the Plan:

              (i) To determine from time to time the options to be granted to eligible individuals under the Plan and to prescribe the terms and provisions (which need not be identical) of options granted under the Plan to such individuals, including but not limited to, the time or times of grant, the individuals to whom options may be granted, the number of shares to be covered by any option, the vesting schedule, the exercise price of shares covered by any option, the power to accelerate vesting of options or to extend the exercise period.

              (ii) To construe and interpret the Plan and grants thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any option agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and the Optionees; and

              (iii) Generally, to exercise such powers and to perform such acts as are deemed necessary or desirable to promote the best interests of the Company with respect to the Plan.

3.   STOCK

     (a) The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued Common Stock, par value $.01 per share (the "Common Stock"). The total number of shares for which options
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              may be granted under the Plan shall not exceed an aggregate of
              ONE MILLION (1,000,000) shares of Common Stock. Such number shall be subject to adjustment as provided in Section 7 hereof.

     (b) Whenever any outstanding option under the Plan expires, is canceled or is otherwise terminated (other than by exercise) the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan.

4.   ELIGIBILITY

     (a) Incentive Options may be granted only to officers and other employees of the Company or its Subsidiaries, including members of the Board of Directors who are also employees of the Company or its Subsidiaries. Nonqualified Options may be granted to officers and other employees of the Company or its Subsidiaries, including members of the Board of Directors described above, and to consultants and other key persons who provide services to the Company, or its Subsidiaries (regardless of whether they are also employees).

     (b) No individual shall be eligible to receive any Incentive Option under the Plan if, at the date of grant, such individual owns stock representing in excess of TEN (10%) PERCENT of the voting power of all outstanding capital stock of the Company, unless notwithstanding anything in this Plan to the contrary (i) the purchase price for stock subject to such option is at least ONE HUNDRED TEN (110%) PERCENT of the fair market value of such stock at the time of the grant, and (ii) the option by its terms is not exercisable more than FIVE (5) years from the date of grant thereof.

     (c) Notwithstanding any other provision of the Plan, the aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which Incentive Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed ONE HUNDRED THOUSAND ($100,000) DOLLARS, except as otherwise provided below.

5.   TERMS OF THE OPTION AGREEMENTS

     Subject to the terms and conditions of the Plan, each option agreement shall contain such provisions as the Committee shall, from time to time, deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

     (a)      Expiration; Termination of Employment.

              (i) Notwithstanding any other provisions of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date in the case of any option granted hereunder shall not be later than the TENTH (10th) anniversary of the date on which the option was granted.

              (ii) If an Optionee's employment with the Company and its Subsidiaries is terminated for any reason not involving termination for cause, any outstanding Incentive Option granted to such optionee under the Plan shall be exercisable, to the extent vested at that time, only for a period of NINETY (90) days following termination of employment, subject to the expiration date of such option; provided however, that the Committee may, in its sole discretion, extend the exercise period for any such options subject to the conditions that those options will thereafter constitute Nonqualified Options. In the event of termination for cause, any outstanding options granted to such Optionee under the Plan shall terminate immediately.

     (b) Minimum Shares Exercisable. The minimum number of shares with respect to which an option may be exercised at any one time shall be ONE HUNDRED (100) shares, or such lesser number as is subject to exercise under the option at the time.

     (c) Exercise. Each option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.
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     (d)      Purchase Price. The purchase price per share of Common Stock subject to each option shall be determined by the Committee; provided however, that the purchase price per share of Common Stock subject to each Incentive Option shall be not less than the fair market value of the Common Stock on the date such Incentive Option is granted. For the purposes of the Plan, the fair market value of the Common Stock shall be determined in good faith by the committee; provided however, that (i) if the Common Stock is admitted to quotation on the Nasdaq Stock Market, Inc. ("Nasdaq") on the date the option is granted, the fair market value shall not be less than the average of the highest bid and lowest asked prices of the Common Stock on Nasdaq reported for that date, or
              (ii) if the Common Stock is admitted to trading on a national securities exchange or the Nasdaq Stock Market, Inc. on the date the option is granted, the fair market value shall not be less than the closing price reported for the Common Stock on such exchange or system for such date, or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported.

     (e) Rights of Optionees. No Optionee shall be deemed for any purpose to be an owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof, (ii) all requirements under applicable law and regulations shall have been complied with to the satisfaction of the Company, (iii) the Company shall have issued and delivered the shares to the Optionee, and (iv) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

     (f) Transfer. No option granted hereunder shall be transferable by the Optionee other than by will or by the laws of descent and distribution, and such option may be exercised during the Optionee's lifetime only by the Optionee, or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may permit the Optionee to transfer, without consideration for the transfer, his or her Incentive Options to members of his, or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.


6.   METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE.

     (a) Any option granted under the Plan, to the extent then exercisable, may be exercised by the Optionee in whole or subject to Section 5(b) hereof in part by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the "Notice").

     (b) Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either: (i) in cash, or by certified or bank check or other payment acceptable to the Company equal to the option exercise price for the number of shares specified in the Notice (the "Total Option Price"), (ii) if authorized by the applicable option agreement and if permitted by law, by delivery of shares of Common Stock which have been held by the Optionee for at least six months that the Optionee may freely transfer having a fair market value, determined by reference to the provisions of Section 5(d) hereof, equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock, or (iii) if authorized by the applicable option agreement, by the Optionee delivering the Notice to the Company together with irrevocable instructions to a broker to promptly deliver the Total Option Price to the Company in cash or by other method of payment acceptable to the Company; provided, however, that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity or other agreements as the Company shall prescribe as a condition of payment under this Clause (iii).

     (c) The delivery of certificates representing shares of Common Stock to be purchased pursuant to the exercise of an option will be contingent upon the Company's receipt of the Total Option Price and of any written representations from the Optionee required by the Committee, and the fulfillment of any other requirements contained in the option agreement or applicable provision of law.

7.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION
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     (a)      If the shares of the Company's Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation. reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, and in the number, kind, and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. In the event of any such adjustment in an outstanding option. the Optionee thereafter shall have the right to purchase the number of shares under such option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to the option immediately prior to such adjustment.

     (b) Adjustments under this Section 7 shall be determined by the Committee and such determinations shall be final, binding and conclusive. The Committee shall I have the discretion and power in connection with such adjustments or otherwise to determine and to make effective provisions for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any such adjustments or otherwise.

8.   CHANGE OF CONTROL PROVISIONS

     (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

              (i) All options outstanding as of the date such Change of Control occurs, shall become fully vested and exercisable.

     (b) Definition of Change of Control. A "Change of Control" means the happening of any of the following events:

              (i) Any "person" as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person, shall become the "beneficial owner" (as-such term is defined in Rule l3d-3 under the Act), directly or indirectly of securities of the Company representing FIFTY-ONE (51%) PERCENT or more of the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") (in such case other than as a result of an acquisition of securities directly from the Company); or

              (ii) Persons who, as of the effective date of Change of Control, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger, or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date whose election was approved by a vote of at least a majority of the Incumbent Directors or whose nomination for election was approved by the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

              (iii) The stockholders of the Company shall approve (a) any consolidation or merger of the Company, or any Subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own ( as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate FIFTY-ONE (51%) PERCENT or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (b) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all of the assets of the Company, or (c) any plan or proposal for the liquidation or dissolution of the Company.

     Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of voting securities outstanding, increase the proportionate number of shares of voting securities beneficially owned by any person to FIFTY-ONE (51%) PERCENT or more of the combined voting power of all then outstanding voting securities, provided however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares
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of voting securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company, then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

9.   EFFECT OF CERTAIN TRANSACTIONS

     In the event of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger. consolidation or other business combination in which the Company is acquired by another entity (other than a holding company formed by the Company) or in which the Company is not the surviving entity, or (iii) the sale of all or substantially all of the assets of the Company to another entity, the Plan and the options issued hereunder shall terminate upon the effectiveness of such transaction or event, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 7. In the event of such termination, each Optionee shall be permitted to exercise for a period of at least FIFTEEN (15) days prior to the date of such termination (1) all options held by such Optionee which are then vested and exercisable.

10.  TAX WITHHOLDING

     Each Optionee shall, no later than the date as of which the value of any option granted hereunder or of any Common Stock issued upon the exercise of such option first becomes includable in the gross income of the Optionee for Federal income tax purposes (the "Tax Date") pay to the Company, or make arrangements satisfactory to the Company regarding payment of any Federal, State, or local taxes of any kind required by law to be withheld with respect to such income.

11.  AMENDMENT OF THE PLAN

     The Board of Directors may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Options (or provide substitute options at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Option if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Option without the holder's consent. If and to the extent determined by the Committee to be required by the Act to ensure that Incentive Options granted under the Plan are qualified under Section 422 of the Code. Plan amendments shall be ratified by the stockholders.

12.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock or stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. Neither the Plan nor any option granted hereunder shall be deemed to confer upon any member of the Board of Directors any right to continued directorship of the Company or its Subsidiaries.

13.  GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

     (a) The obligation of the Company to sell and deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules, and regulations, including all applicable Federal and State securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     (b) The Plan shall be governed by Delaware law, except to the extent such law is preempted by Federal law.

14.  EFFECTIVE DATE OF PLAN; STOCKHOLDER APPROVAL
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     The Plan shall become effective upon the date it is approved by the Board of Directors of the Company; provided however. that the Plan shall be subject to the approval of the Company's stockholders in accordance with applicable laws and regulations at an annual or special meeting held within TWELVE (12) months of such effective date. No options granted under the Plan prior to such stockholder approval may be exercised until such approval has been obtained. No options may be granted under the Plan after the TENTH (10th) anniversary of the effective date of the Plan.


Approved and adopted by the Board of Directors on April 17, 1997.